Exhibit 10.1

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of November 14, 2019 and is entered into by and among (a) VERASTEM, INC., a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A. Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of March 21, 2017, among Borrower, Agent and Lender, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 4, 2018 among Borrower, Agent and Lender, that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2018, among Borrower, Agent and Lender, as amended by that certain Third Amendment to Loan and Security Agreement dated as of October 11, 2018, among Borrower, Agent and Lender, and as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of April 23, 2019, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B. In accordance with Section 11.3 of the Loan Agreement, Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Consent to Use of Cash to Prepay Permitted Indebtedness.  Subject to the satisfaction of the conditions precedent set forth below, Agent consents to Borrower using Borrower’s Cash to prepay Permitted Convertible Debt Financing, provided that the amount of Cash used for such purpose does not exceed $11,700,000.00.

2. Amendments.
2.1 The Loan Agreement shall be amended by inserting the following new definitions to appear in proper alphabetical order in Section 1.1 thereof:

“2019 Convertible Debt Indenture” means that certain Indenture dated as of the Fifth Amendment Closing Date by and between Borrower and Wilmington Trust National Association, as trustee and collateral agent.

“Fifth Amendment Closing Date” means November 14, 2019.

“Initial Net Product Revenue Threshold” means Borrower’s receipt of Net Product Revenues of at least Twenty Million Dollars ($20,000,000.00) after the Fifth Amendment Closing Date and on or before December 31, 2020, measured on a trailing six (6) month basis.

2.2 The Loan Agreement shall be amended by deleting the following defined terms and their corresponding definitions in Section 1.1 thereof and inserting the following in their place:

“Liquidity Threshold” means as of any date of determination, that Borrower maintains, in accounts in the name of Borrower that are subject to an Account Control Agreement, unrestricted and unencumbered (other than as a result of this Agreement or the 2019 Convertible Debt Indenture) Cash in an aggregate amount greater than or equal to one hundred percent (100%) of the outstanding Secured Obligations on such date, as reasonably determined by Agent (based upon supporting documentation reasonably requested by Agent).

“Net Product Revenue Threshold” means Net Product Revenues of at least eighty percent (80%) of the amounts shown on Borrower’s most recent Board approved financial and business projections reasonably approved by Agent and the Lender, measured on a trailing six (6) month basis and tested as of the end of each calendar month.

“Permitted Convertible Debt Financing” means convertible notes issued by the Borrower after the Closing Date but prior to the Fifth Amendment Closing Date in an aggregate principal amount of not more than $35,700,000, and convertible notes issued by the Borrower pursuant to the 2019 Convertible Debt Indenture on the Fifth Amendment Closing Date in an aggregate principal amount of not more than $62,900,000; provided that for so long as any portion of the Secured Obligations remain outstanding such convertible notes shall (a) have a scheduled maturity date no earlier than 180 days after the 2019 Term Loan Maturity Date, (b) with respect to convertible notes issued prior to the Fifth Amendment Closing Date, be unsecured, and with respect to convertible notes issues on the Fifth Amendment Closing Date, be unsecured or secured by a Permitted Lien, (c) not be guaranteed by any Subsidiary of Verastem that is not a Qualified Subsidiary and (d) not provide for any prepayments, repurchases or redemptions of principal (other than customary fundamental change obligations and, for the avoidance of doubt, Permitted Conversion Payments) at the option of the holder thereof earlier than 180 days after the 2019 Term Loan Maturity Date.

2.3 The definition of “Permitted Liens” in Section 1.1 of the Loan Agreement shall be amended by (a) deleting “and” at the end of subsection (xv), and (b) inserting the following as subsections (xvi) and (xvii):

“(xvi) Liens securing Permitted Convertible Debt Financing incurred on the Fifth Amendment Closing Date which are subordinated to the Liens in favor of Agent securing the Secured Obligations and subject to a valid subordination agreement in a form and substance acceptable to Agent in all respects, and (xvii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xvi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced, modified, amended, restated or amended and restated (as may have been reduced by any payment thereon) does not increase.”

2.4 The Loan Agreement shall be amended by amending and replacing clause (a) in Section 7.4 as follows:

“(a) the conversion of Indebtedness into equity securities and the payment of cash (i) in lieu of (A) fractional shares in connection with such conversion and (B) shares to the extent that the number of shares of the Verastem’s common stock due upon such conversion would exceed the aggregate number of shares of Verastem’s common stock authorized but not issued and shares of Verastem’s common stock held in treasury and reserved for issuance in connection with a Permitted Convertible Debt Financing, and (ii) for payment of accrued and unpaid interest and the applicable Interest Make-Whole (as defined in the 2019 Convertible Debt Indenture in effect as of the Fifth Amendment Closing Date) in accordance with the 2019 Convertible Debt Indenture owed by Borrower to the holders of any Permitted Convertible Debt Financing issued pursuant to the 2019 Convertible Debt Indenture, which cash payments shall not exceed $5,000,000.00 in the aggregate (any such cash payments in this subsection (a), “Permitted Conversion Payments”),”

2.5 The Loan Agreement shall be amended by deleting Section 7.15 in its entirety and inserting the following in its place:

“7.15Financial Covenants.

(a)Borrower shall at all times satisfy the Liquidity Threshold.  Notwithstanding the foregoing, in the event that Borrower satisfies the Initial Net Product Revenue Threshold on or before December 31, 2020, Borrower shall not be required to satisfy the covenant contained in this clause (a) at any time from and after the date such Initial Net Product Revenue Threshold is satisfied.

(b) In the event that Borrower satisfies the Initial Net Product Revenue Threshold on or before December 31, 2020, Borrower shall satisfy the Net Product Revenue Threshold as of the last date of each following month.  Notwithstanding the foregoing, Borrower shall not be required to satisfy the Net Product Revenue Threshold for any month under this Section 7.15(b) if Borrower maintained at all times during such month, and continues to maintain at all times thereafter until Borrower satisfies the Net Product Revenue Threshold, in accounts in the name of Borrower that are subject to an Account Control Agreement, unrestricted and unencumbered (other than as a result of this Agreement and the 2019 Convertible Debt Indenture) Cash in an aggregate amount greater than or equal to fifty percent (50%) of the outstanding Secured Obligations, as reasonably determined by Agent (based upon supporting documentation reasonably requested by Agent).”

2.6 The Loan Agreement shall be amended by deleting clause (c) in Section 11.2 in its entirety and inserting the following in its place:

“(c)If to Borrower:

VERASTEM, INC.

Attention: Rob Gagnon

117 Kendrick Street, Suite 500

Needham, MA 02494

Email: rgagnon@verastem.com

Telephone: 781-292-4200

VERASTEM, INC.

Attention: Maddy Zeylikman

117 Kendrick Street, Suite 500

Needham, MA 02494

Email: mzeylikman@verastem.com

Telephone: 781-292-4201”

3. Borrower’s Representations And Warranties. Borrower represents and warrants that:

3.1 Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

3.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

3.3 The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Fourth Amendment Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

3.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

3.5 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.6 As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. Limitation.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
5.1 Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.

5.2 Final Draft.  Borrower shall deliver to Agent at least three (3) Business Days prior to the consummation of any Permitted Convertible Debt Financing, the offering memorandum, indenture and all other material documents related thereto to Agent in substantially final form.

5.3 Subordination Agreement. Borrower shall deliver to Agent a subordination agreement in a form and substance acceptable to Agent in all respects and duly executed by the collateral agent for all holders of Permitted Convertible Debt Financing that will be secured by a Lien.

5.4 Payment of Lender Expenses.  Borrower shall have paid all reasonable and invoiced Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment.

6. Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7. Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.  This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

8. Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

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In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:
VERASTEM, INC. Signature:/s/ Daniel Paterson Print Name:Daniel Paterson Title:President and Chief Operating Officer

AGENT:

HERCULES CAPITAL, INC.

Signature:/s/ Jennifer Choe

Print Name:Jennifer Choe

Title:Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:/s/ Jennifer Choe

Print Name:Jennifer Choe

Title:Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

Signature:/s/ Jennifer Choe

Print Name:Jennifer Choe

Title:Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:/s/ Jennifer Choe

Print Name:Jennifer Choe

Title:Assistant General Counsel